Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To	the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 42, National Trust 289 and New York Trust 202:

          We consent to the use of our report dated December 20, 2001, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

Ne	w York, New York
De	cember 20, 2001